UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2011

KENNETH COLE PRODUCTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	1-13082	13-3131650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

603 West 50th Street, New York, NY 10019
(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          On August 12, 2011, the Kenneth Cole Productions, Inc. (the “Company”) entered into an asset-based credit facility (the “Facility”) with Wells Fargo Bank, National Association as administrative agent and certain banks named therein as lenders. Availability under the Facility is $50 million, which may be increased to $75 million at the election of the Company upon the satisfaction of certain conditions, but may not exceed a borrowing base equal to a percentage of the Company’s accounts receivable and inventory.

          The Facility terminates by its terms, and all amounts borrowed under the Facility shall be due and payable, on August 12, 2016. The Facility includes a $10 million sublimit for swing line loans and a $40 million aggregate sublimit for letters of credit. There are no loans outstanding under the Facility. Any amounts borrowed under the Facility would be expected to be used for working capital and other general corporate purposes. The Company also noted that in the Form 10-Q for the period ended June 30, 2011 filed with the Securities and Exchange Commission on August 5, 2011, the Company’s balance sheet included cash and cash equivalents in excess of $56 million.

          Revolving loans under the Facility may be base rate loans or LIBO rate loans, at the Company’s election. Base rate loans shall bear interest at a rate per annum equal to the highest of (a) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%), (b) the Adjusted LIBO Rate plus one percent (1.00%), or (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate” plus three quarters of one percent (0.75%). LIBO rate loans shall bear interest at the “adjusted LIBO rate”, plus one and three quarters of one percent (1.75%).

          The Facility is secured by substantially all the assets of the Company and its domestic subsidiaries except certain specified assets, principally the Company’s corporate headquarters. The security includes a pledge by the Company of its equity interest in each of its domestic subsidiaries.

          The Facility contains customary covenants and events of default for transactions of this type as detailed in the Credit Agreement attached hereto. Upon the occurrence of an event of default, the outstanding obligations under the Facility may be accelerated and become immediately due and payable.

          The foregoing description is a summary and is qualified in its entirety by the actual terms of the Credit Agreement itself, attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

10.1  Credit Agreement dated as of August 12, 2011 between the Company, the financial institutions listed on the signature page thereto and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.
Registrant

Dated: August 18, 2011	By:	/s/ DAVID P. EDELMAN
Name: David P. Edelman
Title: Chief Financial Officer
(Principal Accounting Officer)

Exhibit Index	Description

Exhibit No. 10.1	Credit Agreement dated as of August 12, 2011 between the Company, the financial institutions listed on the signature page thereto and Wells Fargo Bank, National Association.